Exhibit (c)(1)

Presentation to the Special Committee and Board of Directors

February 18, 2004

PETRIE PARKMAN & Co.

CONFIDENTIAL

This memorandum was prepared solely for the internal use of Petrie Parkman & Co. (“Petrie Parkman”) and The Special Committee of the Board of Directors (“Special Committee”) and the Board of Directors of Plains Resources Inc. (the “Company” or “PLX”) and was based solely on certain publicly-available information, materials supplied by PLX, discussions with PLX’s management and personnel, and the numerous assumptions specified herein; Petrie Parkman has not independently verified any such information. This memorandum presents an analysis of PLX.

In this analysis, Petrie Parkman has employed certain methodologies which it considers proprietary; accordingly, the Special Committee agrees not to disclose this memorandum to any outside party without Petrie Parkman’s prior consent. The analysis presented herein does not purport to reflect values that might be realized by PLX in a sale of all or part of the assets of PLX. The materials included in this memorandum reflect the views of Petrie Parkman at the time of its preparation. Petrie Parkman makes no representation or warranty, express or implied, as to the accuracy or completeness of the materials contained herein. The presentation does not imply agreement by the Special Committee or the Company with the analysis and is intended for informational purposes only.

PETRIE PARKMAN & Co.

February 2004

Table of Contents

I. Market Environment Update

II. Transaction Overview

III. Reference Value Analysis Summary

IV. Appendices

Reference Value Analysis (Detail) DCF Analysis Sensitivities Standard Definitions

PETRIE PARKMAN & Co.

i

Market Environment Update

PETRIE PARKMAN
Market Overview

- Since the Special Committee's January 8, 2004 meeting, both energy equities and the broader markets have been mixed

Index	1/8/04	2/13/04	% Change Since 1/9/04
DJIA	10,592	10,628	0.3%
S&P 500	1,132	1,146	1.2%
NASDAQ	2,100	2,054	(2.2%)
10 Yr. Treasury	4.26%	4.04%	(22 bps)
S&P O&G Index [1]	229	232	(1.3%)
Pipeline Index [2]	37	36	(2.8%)
MLP Peer Group [3]	169	167	(1.4%)
PLX	$16.27	$16.34	0.4%
PAA	$32.83	$31.84	(3.0%)

- Oil and natural gas prices have declined somewhat but remain very strong relative to historical periods; OPEC has shown signs of pricing resolve in the face of continuing dollar weakness

- PAA announced a distribution increase to an annualized rate of $2.25 per unit, and its intent to expand its Cushing Terminal Facility and Basin Pipeline System (total capex of $11 MM)

[1] S&P O&G Index includes AHC, APC, APA, ASH, BR, CVX, COP, DVN, EOG, XOM, KMG, MRO, OXY, SUN and UCL.
[2] Bloomberg US Pipeline Index includes EP, ENB, EQT, KMI, NFG, STR, TRP and WMB.
[3] MLP Peer Group includes Magellan Midstream, Valero LP, Teppco Partners, TC Pipelines, Sunoco Logistics, Plains All American, Pacific Energy Partners, Northern Border, Martin Midstream, Markwest Energy Partners, Kinder Morgan Partners, Kaneb Pipe Line, Genesis Energy, Enterprise Products, Enbridge Energy Partners, CrossTex Energy Partners, Buckeye Partners, and Gulfterra.

PLAINS RESOURCES
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PETRIE PARKMAN & Co.

Market Environment Update

Midstream Market Environment

Factor Environment Comment

Interest Rates Very Favorable Interest rates at historically low levels

Commodity Prices Very Favorable Spot prices for oil and gas near recent highs; very strong relative to historical periods

Midstream Asset Favorable Restructuring of merchant energy companies created a

Market Environment target-rich environment

Equity Capital Very Favorable Widely available

Availability Investors’ desire for yield has fueled demand for MLP units

Relatively tight yield range of MLP’s implies little current differentiation among companies by investors

Debt Capital Very Favorable Commercial and high yield markets strong for energy

Availability companies

Competition Growing Numerous new midstream MLP’s created in last several years to take advantage of market conditions

PETRIE PARKMAN & Co.

1—2

Transaction Overview

Since PLX’s receipt of the Vulcan Group’s $14.25 per share cash offer (“Vulcan Initial Offer”) on November 19, 2003 and the formation of the PLX Special Committee, the Special Committee and its advisors:

Publicly announced the hiring of Petrie Parkman as financial advisor and Baker Botts and Morris Nichols as legal advisors

o The announcement also stated the Special Committee had been authorized to review and evaluate alternative proposals that may be developed or received from other parties relating to a transaction with PLX

Performed due diligence on PLX, Plains All American Pipeline, L.P., and the Vulcan Group

Reviewed various potential strategic options for PLX, including remaining independent and possible alternative transactions or restructurings and the related tax implications to PLX

Formally rejected the Vulcan Initial Offer as inadequate through public announcement on January 22, 2004

Contacted a number of third parties regarding their interest in a possible transaction with PLX and besides the Vulcan Initial Offer, the Special Committee considered one resulting written proposal

Negotiated an improved offer from the Vulcan Group, providing for $16.75 per share in cash pursuant to a merger agreement

PETRIE PARKMAN & Co.

2—1

Transaction Overview

The following summarizes Petrie Parkman’s understanding of the key terms of the proposed transaction with Vulcan1:

Consideration: $16.75 per share in cash for each outstanding share of PLX common stock

Structure: Cash merger of PLX with and into a newly formed Vulcan Acquisition Sub, as a result of which PLX will become a wholly owned subsidiary of Vulcan

In the merger, each outstanding share of PLX to be converted into the right to receive $16.75 per share in cash

Conditions: Approval of PLX board of directors and recommendation of the Special Committee

Approval of the holders of a majority of the outstanding shares of PLX Closing of PAA’s Capline acquisition under terms not materially less favorable than currently negotiated

Fully committed financing to be received by Vulcan from Fleet ($175MM),

Bank of America ($65MM), reinvestment of Jim Flores and John Raymond equity, and the balance from Paul Allen

Flores and Raymond to have performed under terms of their Subscription Agreement with Vulcan

1 Based on draft of merger agreement dated February 16, 2004.

PETRIE PARKMAN & Co.

2—2

Transaction Overview

The following summarizes Petrie Parkman’s understanding of the key terms of the proposed transaction with Vulcan1 (cont’d):

Other Features: Customary fiduciary out and no-shop provisions

Termination fee of $[TBD]MM (approximately []% of equity value)

Vulcan to enter into voting agreements with Flores and Raymond

Other customary terms and conditions

On February 13, 2004, as a condition of Vulcan to continue to negotiate the terms of the potential merger, PLX entered into an exclusivity letter agreement with Vulcan

Exclusivity period to last until the later of seven days from letter signing (February 20, 2004)

– or –

The day after the Company files with the SEC for a request for an order declaring the Company is not an investment company under the ‘40 Act

Provided, however, that in no event shall the exclusivity period be longer than 14 days

1 Based on draft of merger agreement dated February 16, 2004.

PETRIE PARKMAN & Co.

2—3

Transaction Overview

Vulcan Offer Perspective

in millions, except per share amounts

Proposed Purchase Price ($/Sh.) $16.75

Fully Diluted Shares Outstanding (MM) 24.6

Purchase Price of Equity $412

Total Debt at 12/31/03 50

Net Working Capital at 12/31/03 (3)

Total Investment $459

Purchase Price / Net Income

LTM 9/30/03 55.9x

2003E 1 130.9x

2004E 2 45.1x

Total Investment / EBITDA

LTM 9/30/03 12.6x

2003E 1 12.7x

2004E 2 13.8x

Offer Premium to Market (Before Announcement) 3

1 Day 24.6%

30 Days 25.9%

60 Days 33.1%

1 Based on PLX estimates as of 1/5/04.

2 2004 estimates based on PLX 2004 Operational Plan Growth Case.

3 Before public announcement of Vulcan offer on 11/20/03.

PETRIE PARKMAN & Co.

2—4

Transaction Overview

PLX Common Stock Performance

(Closing Prices Since December 19, 2002)

Proposed Transaction Price $16.75/Share

Implied Premiums

Stock Price

$/Share Premium

Prior to Initial Offer Price

1 Day $13.44 24.6%

30 Days $13.30 25.9%

60 Days $12.58 33.1%

Period Average

30 Days $13.23 26.6%

60 Days $13.03 28.5%

High $14.54 15.2%

Low $10.41 60.9%

Since PXP Spin-off $12.62 32.7%

Entire Period High 1 $16.74 0.1%

Entire Period Low 1 $10.41 60.9%

1 Based on closing prices since PXP spin-off; does not include intraday trades.

PETRIE PARKMAN & Co.

2—5

Reference Value Analysis Summary

Reference Value Analysis

Petrie Parkman used the following methods of analysis in determining equity reference value ranges for PLX:

Methodology Description

Discounted Cash Flow / Going Concern Analysis Based on PLX financial projections for 2004 – 2013 using three different operating scenarios (Low Case, Mid Case and High Case). Discounted cash flow analysis of the projected unlevered free cash flows and terminal values for PLX using various discount rates and terminal multiple sensitivities.

Comparable Transaction Analysis Based upon the implied purchase price multiples for selected corporate transactions and offers for control and comparable asset transactions and the application of benchmark multiples to corresponding PLX financial and operating measures.

Premium Analysis Based upon the implied premiums paid in selected corporate transactions and offers for control and the application of these premiums to corresponding PLX historical prices.

Capital Market Comparison Based upon the review of market capitalization multiples for selected publicly traded companies with operations similar to PLX and the application of multiples to corresponding PLX financial and operating measures.

PETRIE PARKMAN & Co.

3—1

Reference Value Analysis Summary

Proposed Transaction Price = $16.75

$12.00 $9.00

$18.50 $15.00

$23.00 $19.00

$17.87 $14.49

$17.38 $15.35

$16.70 $13.46

Methodology

Note: See appendix for reference value analysis detail. Per share ranges based on 24.6 MM fully diluted shares outstanding.

PETRIE PARKMAN & Co.

3—2

Appendices

Reference Value Analysis Detail

DCF Analysis Sensitivities

Standard Definitions

PETRIE PARKMAN & Co.

Reference Value Analysis

Summary of PLX Projections

PLX 2003—2004 Estimates

in millions, except otherwise noted

2003E 1,2 2004E 2,3

Benchmark Commodity Price

NYMEX Oil ($/Bbl) $30.96 $23.00

EBITDA

Midstream 4 $30 $32

Upstream $6 $1

$36 $33

EBIT

Midstream 4 $30 $32

Upstream $2 ($3)

$32 $29

Net Income

Midstream $4 $12

Upstream ($0) ($3)

$3 $9

Throughout this presentation Petrie Parkman used the following assumptions to allocate G&A, book DD&A and debt in computing segment financial measures:

Upstream Midstream

G&A 75% 25%

Book DD&A 100% 0%

Debt 0% 100%

1 Based on PLX estimates as of 1/5/04.

2 Petrie Parkman allocated 25% of total G&A to Midstream and 75% to Upstream, 100% of book DD&A to Upstream and 100% of debt to Midstream.

3 Based on PLX 2004 Operational Plan Growth Case.

4 EBITDA and EBIT include cash distributions from general partner and limited partner interests in PAA.

PETRIE PARKMAN & Co.

4—1

Reference Value Analysis

Fully Diluted Share Calculation

PLX Calculation of Fully Diluted Shares

In thousands, except per share amounts

Current Shares Outstanding 23,768

Restricted Units 137

Dilutive Securities Outstanding 3,811

Total Fully Diluted Shares 27,716

Proposed Transaction Price $16.75

Wtd Avg Exercise Price of Options $13.63

Treasury Method Shares Repurchased (3,102)

Fully Diluted Shares Using the Treasury Method 24,614

Options

Total Exercise Exercisable

Security Shares Price Shares Proceeds

1992 Plan 82 $ 5.20 82 $426

1996 Plan 232 $ 9.14 232 $2,119

2001 Plan 3,467 $ 14.18 3,467 $49,158

Officer Option Plan 30 $ 8.40 30 $252

Total Dilutive Securities 3,811 $ 13.63 3,811 $51,955

Note: Flores and Raymond own 1,475,000 and 725,000 options, respectively (approximately 58% of the total options outstanding).

PETRIE PARKMAN & Co.

4—2

Reference Value Analysis

Commodity Pricing Scenarios

Oil Forecast

WTI NYMEX

PP&Co. Benchmark Oil Price Forecast ($/Bbl) Esc.

Pricing Case 2004 2005 2006 2007 2008 Thereafter

Pricing Case I $ 22.00 $ 22.66 $ 23.34 $ 24.04 $ 24.76 3.0%

Pricing Case II $ 24.00 $ 24.72 $ 25.46 $ 26.23 $ 27.01 3.0%

Pricing Case III $ 26.00 $ 26.78 $ 27.58 $ 28.41 $ 29.26 3.0%

Strip Pricing (esc.) $ 32.34 $ 29.08 $ 27.71 $ 26.90 $ 26.75 3.0%

Strip Pricing (flat) $ 32.34 $ 29.08 $ 27.71 $ 26.90 $ 26.75 0.0%

Strip Pricing as of 2/13/04. Benchmark pricing cases I, II, and III of $22.00, $24.00 and $26.00/Bbl. for oil, were escalated at 3% per year starting in 2005. Strip Pricing cases reflect actual prices from 1/1/04 through 2/13/04. The Strip Pricing (Esc.) Case was escalated annually following 2008 at the rate of 3%. Adjustments were made to the above benchmarks based on the historical relationship between the benchmarks and PLX’s realized prices.

PETRIE PARKMAN & Co.

4—3

Reference Value Analysis

1

Proposed Transaction Price = $16.75

$12.00 $9.00

$18.50 $15.00

$23.00 $19.00

$17.87 $14.49

$17.38 $15.35

$16.70 $13.46

Methodology

Note: Based on 24.6 MM fully diluted shares outstanding.

PETRIE PARKMAN & Co.

4—4

Reference Value Analysis

Discounted Cash Flow / Going Concern Analysis

Methodology: After-tax discounted cash flow analysis based upon projected unlevered free cash flows for 2004 – 2013 plus a terminal value using 7.0 - 9.0x multiple of estimated 2013 EBITDA.

Discount Rates: After-tax discount rates of 8.0% - 12.0% were utilized.

Oil and Gas Pricing: Based upon Petrie Parkman Escalated Strip Benchmark pricing scenario.

Operating Projections: Based upon detailed 2004 – 2008 Florida property projections provided by PLX, 2004 – 2013 PLX projections provided by PLX, illustrative four-year PAA projections provided by PAA to Petrie Parkman and Vulcan, and PAA projections prepared by PAA for the PAA Bank Group and reviewed by Petrie Parkman.

Three cases of operating projections were analyzed. See assumptions below (note: all cases assume $158 MM Capline acquisition in 2004):

Assumptions	Low Case	Mid Case	High Case
PAA Base Assumptions			
Organic growth	2%	2%	2%
Cost Escalation	2%	2%	2%
Distribution Coverage	104%	104%	104%
PAA Acquisition Assumptions			
Acquisitions Per Year	$0	$150	$250
Acquisition Multiple of EBITDA	N/A	7.5x	7.5x
% Debt Financing	N/A	50%	50%
Cost of Debt	N/A	6.0%	6.0%
Maintenance Capex (% of EBITDA)	N/A	2.0%	2.0%

PLAINS RESOURCES
4 - 5
PETRIE PARKMAN & Co.

Reference Value Analysis

LP unit annual distribution is a key measure of MLP performance:

Historical MLP Unit Distribution Growth Rates

3 Year LP Distribution CAGR

3 Year GP Distribution CAGR

5 Year LP Distribution CAGR

5 Year GP Distribution CAGR

Note: LP unit distribution growth rates calculated based on 3Q03 announced distributions. GP distribution growth based on Company filings and PPC estimates. PAA 5-Year GP distribution growth based on 1999 – 2003 PPC estimates.

PETRIE PARKMAN & Co.

4—6

Reference Value Analysis

Petrie Parkman compared its Low, Mid and High Cases to certain projections provided by PLX and PAA. These cases are summarized below:

Scenario

Description

PAA summary projections per May 27, 2003 PLX Board Materials

PAA B

$300 MM annual acquisition capital spending

Cases provided to Vulcan by PAA

PAA V1

5.0% annual LP unit distribution growth, 0% organic growth in PAA PAA V2

5.0% annual LP unit distribution growth, 2% organic growth in PAA

PAA V3

7.5% annual LP unit distribution growth, 0% organic growth in PAA

PAA V4

7.5% annual LP unit distribution growth, 2% organic growth in PAA

PAA V5

10.0% annual LP unit distribution growth, 0% organic growth in PAA

PAA V6

10.0% annual LP unit distribution growth, 2% organic growth in PAA

Cases provided to PAA Bank Group by PAA

PAA Bank Base

2% organic growth in PAA; no acquisitions

PAA Bank Growth

2% organic growth in PAA; $250 MM annual acquisition capital spending

Petrie Parkman Discounted Cash Flow / Going Concern Cases

PPC Low Case

2% organic growth in PAA; no acquisitions

PPC Mid Case

2% organic growth in PAA; $150 MM annual acquisition capital spending

PPC High Case

2% organic growth in PAA; $250 MM annual acquisition capital spending

PETRIE PARKMAN & Co.

4—7

Reference Value Analysis

Summary of Projections – Net to PLX (sorted by Total PLX distributions)

PAA Projection Assumptions 2006 PAA Projected Net Distributions to PLX

Avg. Annual

Acquisition Distributions Net to PLX Total PLX 2003-2006

Scenario 2003-2006 PAA Growth CapEx LP GP Distributions CAGR

LP Distribution Organic ($MM) ($/unit) ($ MM) ( $MM) ($ MM)

PAA Bank Base N/A / 2.0% $ 0 $ 2.20 $ 27.3 $ 3.5 $ 30.8 -0.1%

PPC—Low Case N/A / 2.0% $ 0 $ 2.34 $ 29.0 $ 4.8 $ 33.8 3.0%

PAA Bank Growth N/A / 2.0% $ 250 $ 2.50 $ 31.0 $ 7.0 $ 38.0 7.1%

PAA V2 5.0% / 2.0% $ 103 $ 2.55 $ 31.6 $ 6.8 $ 38.4 7.5%

PPC—Mid Case 4.9% / 2.0% $ 150 $ 2.54 $ 31.5 $ 7.1 $ 38.7 7.7%

PAA V1 5.0% / 0.0% $ 175 $ 2.55 $ 31.6 $ 7.2 $ 38.8 7.9%

PAA V4 7.5% / 2.0% $ 211 $ 2.73 $ 33.9 $ 9.8 $ 43.7 12.2%

PPC—High Case 7.3% / 2.0% $ 250 $ 2.72 $ 33.7 $ 9.7 $ 43.5 12.0%

PAA V3 7.5% / 0.0% $ 292 $ 2.73 $ 33.9 $ 10.3 $ 44.2 12.6%

PLX Board N/A / 0.0% $ 300 $ 2.77 $ 34.3 $ 11.5 $ 45.8 14.0%

PAA V6 10.0% / 2.0% $ 392 $ 2.93 $ 36.3 $ 17.1 $ 53.4 20.0%

PAA V5 10.0% / 0.0% $ 487 $ 2.93 $ 36.3 $ 18.1 $ 54.4 20.7%

PETRIE PARKMAN & Co.

4—8

Reference Value Analysis

Discounted Cash Flow Analysis

Low Case 1

PLX Discounted Cash Flow Analysis

$            in millions, except per share 2003-2013

2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 CAGR

Distributions Received from PAA $ 30.9 $ 31.9 $ 32.8 $ 33.8 $ 34.8 $ 35.8 $ 36.8 $ 37.9 $ 39.0 $ 40.0 $ 41.2 2.9%

Upstream Operating Cash Flow 8.8 5.5 3.6 3.9 5.6 3.7 4.0 4.2 4.5 4.8 5.1 -5.3%

% of Total Operating Cash Flow 22% 15% 10% 10% 14% 9% 10% 10% 10% 11% 11%

Less: G&A (6.3) (4.8) (4.9) (5.0) (5.1) (5.2) (5.3) (5.4) (5.5) (5.6) (5.7)

EBITDA $ 33.4 $ 32.6 $ 31.5 $ 32.7 $ 35.3 $ 34.3 $ 35.5 $ 36.7 $ 38.0 $ 39.2 $ 40.6 2.0%

Unlevered Cash Taxes (3.5) (4.1) (3.7) (4.1) (6.4) (6.6) (7.6) (8.1) (8.6) (9.0) (9.5)

After-tax Cash Flow $ 29.9 $ 28.5 $ 27.8 $ 28.5 $ 28.8 $ 27.7 $ 27.8 $ 28.6 $ 29.4 $ 30.2 $ 31.1

Capital Expenditures (5.7) (3.7) (2.5) (2.0) (1.8) (1.5) (1.5) (1.6) (1.6) (1.6) (1.7)

Changes in Net Working Capital (0.6) 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0

Unlevered Free Cash Flow $ 23.7 $ 24.8 $ 25.3 $ 26.6 $ 27.0 $ 26.2 $ 26.3 $ 27.0 $ 27.8 $ 28.6 $ 29.4 2.2%

Equity Reference Value Range ($/Sh.) 1

Discount Terminal Multiple of EBITDA

Rate 7.0x 7.5x 8.0x 8.5x 9.0x

12.0% $ 8.45 $ 8.74 $ 9.02 $ 9.30 $ 9.58

11.0% $ 9.05 $ 9.36 $ 9.67 $ 9.97 $ 10.28

10.0% $ 9.70 $ 10.04 $ 10.37 $ 10.70 $ 11.04

9.0% $ 10.41 $ 10.77 $ 11.14 $ 11.50 $ 11.86

8.0% $ 11.18 $ 11.58 $ 11.97 $ 12.37 $ 12.77

Equity Reference Value Range $/Share $ 9.00 - $ 12.00

1 Based on 24.6 MM fully diluted shares outstanding

PETRIE PARKMAN & Co.

4—9

Reference Value Analysis

Discounted Cash Flow Analysis

Low Case

Summary PAA Projections

Summary PAA Projections

$            in millions, except per unit 2003-2013

2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 CAGR

Base EBITDA $ 174 $ 178 $ 182 $ 185 $ 189 $ 193 $ 197 $ 201 $ 205 $ 209 $ 213 2.0%

Acquisition EBITDA $ 0 $ 19 $ 19 $ 20 $ 20 $ 21 $ 21 $ 21 $ 22 $ 22 $ 23

Total EBITDA $ 174 $ 197 $ 201 $ 205 $ 209 $ 213 $ 218 $ 222 $ 227 $ 231 $ 236 3.1%

Maintenance Capex (9) (13) (13) (14) (14) (14) (15) (15) (15) (15) (16)

Interest Expense (35) (37) (37) (37) (37) (37) (37) (37) (37) (37) (37)

Avail. Distributable Cash Flow $ 131 $ 147 $ 150 $ 154 $ 158 $ 162 $ 166 $ 170 $ 174 $ 178 $ 183

PAA Distributable Cash Flow $ 130 $ 141 $ 145 $ 148 $ 152 $ 156 $ 160 $ 164 $ 168 $ 172 $ 176 3.1%

GP Distribution $ 8 $ 9 $ 10 $ 11 $ 12 $ 13 $ 14 $ 15 $ 16 $ 17 $ 18 8.5%

LP Distribution $ 122 $ 132 $ 135 $ 137 $ 140 $ 143 $ 146 $ 149 $ 152 $ 155 $ 158 2.6%

per unit $ 2.20 $ 2.24 $ 2.29 $ 2.34 $ 2.38 $ 2.43 $ 2.48 $ 2.53 $ 2.58 $ 2.63 $ 2.69 2.0%

LP Growth Rate 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0%

GP Distributions to PLX $ 3 $ 4 $ 4 $ 5 $ 5 $ 6 $ 6 $ 7 $ 7 $ 7 $ 8 8.5%

LP Distributions to PLX $ 27 $ 28 $ 28 $ 29 $ 30 $ 30 $ 31 $ 31 $ 32 $ 33 $ 33 2.0%

Total Distributions to PLX $ 31 $ 32 $ 33 $ 34 $ 35 $ 36 $ 37 $ 38 $ 39 $ 40 $ 41

PAA Annual Acquisitions $ 158 $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 $ 0

PETRIE PARKMAN & Co.

4—10

Reference Value Analysis

Discounted Cash Flow Analysis

Mid Case 1

PLX Discounted Cash Flow Analysis

$            in millions, except per share

2003-2013

2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 CAGR

Distributions Received from PAA $ 30.9 $ 31.9 $ 35.3 $ 38.7 $ 42.1 $ 46.1 $ 50.3 $ 54.4 $ 58.6 $ 62.8 $ 67.6 8.1%

Upstream Operating Cash Flow 8.8 5.5 3.6 3.9 5.6 3.7 4.0 4.2 4.5 4.8 5.1 -5.3%

% of Total Operating Cash Flow 22% 15% 9% 9% 12% 7% 7% 7% 7% 7% 7%

Less: G&A (6.3) (4.8) (4.9) (5.0) (5.1) (5.2) (5.3) (5.4) (5.5) (5.6) (5.7)

EBITDA $ 33.4 $ 32.6 $ 34.0 $ 37.6 $ 42.5 $ 44.6 $ 48.9 $ 53.3 $ 57.6 $ 62.0 $ 67.0 7.2%

Unlevered Cash Taxes (3.5) (4.1) (3.8) (4.0) (5.5) (6.3) (7.6) (8.5) (9.4) (10.3) (12.0)

After-tax Cash Flow $ 29.9 $ 28.5 $ 30.2 $ 33.6 $ 37.0 $ 38.4 $ 41.3 $ 44.8 $ 48.2 $ 51.7 $ 55.0

Capital Expenditures (5.7) (3.7) (3.2) (2.6) (2.5) (2.2) (2.2) (2.2) (2.3) (2.3) (2.3)

Changes in Net Working Capital (0.6) 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0

Unlevered Free Cash Flow $ 23.7 $ 24.8 $ 27.1 $ 31.0 $ 34.5 $ 36.2 $ 39.1 $ 42.6 $ 46.0 $ 49.4 $ 52.6 8.3%

Equity Reference Value Range ($/Sh.) 1

Discount Terminal Multiple of EBITDA

Rate 7.0x 7.5x 8.0x 8.5x 9.0x

12.0% $ 13.20 $ 13.66 $ 14.13 $ 14.59 $ 15.05

11.0% $ 14.16 $ 14.66 $ 15.17 $ 15.67 $ 16.18

10.0% $ 15.20 $ 15.75 $ 16.30 $ 16.85 $ 17.40

9.0% $ 16.33 $ 16.93 $ 17.53 $ 18.13 $ 18.73

8.0% $ 17.56 $ 18.22 $ 18.87 $ 19.53 $ 20.18

Equity Reference Value Range $/Share $ 15.00 - $ 18.50

1 Based on 24.6 MM fully diluted shares outstanding

PETRIE PARKMAN & Co.

4—11

Reference Value Analysis

Discounted Cash Flow Analysis

Mid Case

Summary PAA Projections

Summary PAA Projections

$            in millions, except per unit

2003-2013

2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 CAGR

Base EBITDA $ 174 $ 178 $ 182 $ 185 $ 189 $ 193 $ 197 $ 201 $ 205 $ 209 $ 213 2.0%

Acquisition EBITDA $ 0 $ 19 $ 39 $ 60 $ 80 $ 101 $ 121 $ 141 $ 162 $ 182 $ 203

Total EBITDA $ 174 $ 197 $ 221 $ 245 $ 269 $ 293 $ 318 $ 342 $ 367 $ 391 $ 416 9.1%

Maintenance Capex (9) (13) (14) (14) (15) (16) (17) (17) (18) (19) (19)

Interest Expense (35) (37) (42) (46) (51) (55) (60) (64) (69) (73) (78)

Avail. Distributable Cash Flow $ 131 $ 147 $ 166 $ 184 $ 203 $ 222 $ 241 $ 261 $ 280 $ 299 $ 319

PAA Distributable Cash Flow $ 130 $ 141 $ 159 $ 177 $ 196 $ 214 $ 232 $ 251 $ 269 $ 288 $ 306 9.0%

GP Distribution $ 8 $ 9 $ 13 $ 16 $ 20 $ 26 $ 33 $ 40 $ 47 $ 55 $ 64 23.3%

LP Distribution $ 122 $ 132 $ 147 $ 161 $ 176 $ 187 $ 199 $ 210 $ 222 $ 233 $ 242 7.1%

per unit $ 2.20 $ 2.24 $ 2.40 $ 2.54 $ 2.69 $ 2.78 $ 2.87 $ 2.96 $ 3.04 $ 3.12 $ 3.18 3.7%

LP Growth Rate 2.0% 6.8% 6.1% 5.6% 3.6% 3.2% 3.0% 2.8% 2.7% 1.7%

GP Distributions to PLX $ 3 $ 4 $ 6 $ 7 $ 9 $ 12 $ 15 $ 18 $ 21 $ 24 $ 28 23.3%

LP Distributions to PLX $ 27 $ 28 $ 30 $ 32 $ 33 $ 35 $ 36 $ 37 $ 38 $ 39 $ 39 3.7%

Total Distributions to PLX $ 31 $ 32 $ 35 $ 39 $ 42 $ 46 $ 50 $ 54 $ 59 $ 63 $ 68

PAA Annual Acquisitions $ 158 $ 150 $ 150 $ 150 $ 150 $ 150 $ 150 $ 150 $ 150 $ 150

PETRIE PARKMAN & Co.

4—12

Reference Value Analysis

Discounted Cash Flow Analysis

High Case 1

PLX Discounted Cash Flow Analysis

$            in millions, except per share

2003-2013

2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 CAGR

Distributions Received from PAA $ 30.9 $ 33.4 $ 38.4 $ 43.5 $ 49.5 $ 55.5 $ 61.6 $ 67.6 $ 73.7 $ 79.7 $ 86.7 10.9%

Upstream Operating Cash Flow 8.8 5.5 3.6 3.9 5.6 3.7 4.0 4.2 4.5 4.8 5.1 -5.3%

% of Total Operating Cash Flow 22% 14% 9% 8% 10% 6% 6% 6% 6% 6% 6%

Less: G&A (6.3) (4.8) (4.9) (5.0) (5.1) (5.2) (5.3) (5.4) (5.5) (5.6) (5.7)

EBITDA $ 33.4 $ 34.2 $ 37.1 $ 42.3 $ 50.0 $ 54.0 $ 60.2 $ 66.4 $ 72.7 $ 78.9 $ 86.1 9.9%

Unlevered Cash Taxes (3.5) (4.2) (3.7) (3.9) (5.9) (6.9) (8.5) (9.8) (11.1) (12.5) (15.0)

After-tax Cash Flow $ 29.9 $ 30.0 $ 33.4 $ 38.5 $ 44.1 $ 47.2 $ 51.7 $ 56.6 $ 61.5 $ 66.4 $ 71.1

Capital Expenditures (5.7) (4.1) (3.6) (3.1) (2.9) (2.6) (2.6) (2.7) (2.7) (2.7) (2.8)

Changes in Net Working Capital (0.6) 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0

Unlevered Free Cash Flow $ 23.7 $ 25.9 $ 29.8 $ 35.4 $ 41.1 $ 44.5 $ 49.0 $ 53.9 $ 58.8 $ 63.7 $ 68.4 11.2%

Equity Reference Value Range ($/Sh.) 1

Discount Terminal Multiple of EBITDA

Rate 7.0x 7.5x 8.0x 8.5x 9.0x

12.0% $ 16.81 $ 17.41 $ 18.00 $ 18.60 $ 19.20

11.0% $ 18.03 $ 18.68 $ 19.33 $ 19.98 $ 20.62

10.0% $ 19.35 $ 20.06 $ 20.77 $ 21.47 $ 22.18

9.0% $ 20.79 $ 21.56 $ 22.34 $ 23.11 $ 23.88

8.0% $ 22.37 $ 23.21 $ 24.05 $ 24.89 $ 25.73

Equity Reference Value Range $/Share $ 19.00 - $ 23.00

1 Based on 24.6 MM fully diluted shares outstanding

PETRIE PARKMAN & Co.

4—13

Reference Value Analysis

Discounted Cash Flow Analysis

High Case

Summary PAA Projections

Summary PAA Projections

$            in millions, except per unit

2003-2013

2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 CAGR

Base EBITDA $ 174 $ 178 $ 182 $ 185 $ 189 $ 193 $ 197 $ 201 $ 205 $ 209 $ 213 2.0%

Acquisition EBITDA $ 0 $ 31 $ 65 $ 99 $ 132 $ 166 $ 200 $ 234 $ 267 $ 301 $ 335

Total EBITDA $ 174 $ 209 $ 247 $ 284 $ 322 $ 359 $ 397 $ 434 $ 472 $ 510 $ 548 12.1%

Maintenance Capex (9) (13) (14) (15) (16) (17) (18) (19) (20) (21) (22)

Interest Expense (35) (40) (47) (55) (62) (70) (77) (85) (92) (100) (107)

Avail. Distributable Cash Flow $ 131 $ 156 $ 185 $ 214 $ 243 $ 272 $ 301 $ 330 $ 360 $ 389 $ 419

PAA Distributable Cash Flow $ 130 $ 150 $ 178 $ 206 $ 234 $ 261 $ 290 $ 318 $ 346 $ 374 $ 402 12.0%

GP Distribution $ 8 $ 11 $ 16 $ 22 $ 32 $ 43 $ 53 $ 64 $ 74 $ 85 $ 100 28.9%

LP Distribution $ 122 $ 139 $ 162 $ 183 $ 201 $ 219 $ 236 $ 254 $ 271 $ 289 $ 303 9.5%

per unit $ 2.20 $ 2.31 $ 2.53 $ 2.72 $ 2.85 $ 2.97 $ 3.08 $ 3.19 $ 3.30 $ 3.40 $ 3.46 4.6%

LP Growth Rate 5.1% 9.3% 7.6% 4.7% 4.2% 3.9% 3.5% 3.3% 3.1% 1.8%

GP Distributions to PLX $ 3 $ 5 $ 7 $ 10 $ 14 $ 19 $ 23 $ 28 $ 33 $ 38 $ 44 28.9%

LP Distributions to PLX $ 27 $ 29 $ 31 $ 34 $ 35 $ 37 $ 38 $ 40 $ 41 $ 42 $ 43 4.6%

Total Distributions to PLX $ 31 $ 33 $ 38 $ 43 $ 49 $ 56 $ 62 $ 68 $ 74 $ 80 $ 87

PAA Annual Acquisitions $ 250 $ 250 $ 250 $ 250 $ 250 $ 250 $ 250 $ 250 $ 250 $ 250

PETRIE PARKMAN & Co

4—14

Reference Value Analysis

Comparable Transaction Analysis

PLX Transaction Enterprise Reference

Measure Data ($MM) Parameters Value Range ($MM)

Midstream Assets

Purchase Price / LTM 9/30/03 Net Income 1 $ 7 20.0 - 25.0x $ 196 - $ 234

Total Investment / LTM 9/30/03 EBIT 2 $ 30 14.0 - 16.0x 418 - 478

Total Investment / LTM 9/30/03 EBITDA 2 $ 30 11.0 - 14.0x 328 - 418

Composite Midstream Assets Enterprise Reference Value Range $ 375 - $ 450

Florida Properties 3 29 - 37

Composite Enterprise Reference Value Range $ 404 - $ 487

Adjusted for:

Debt at 12/31/03E 4 ( $ 50) - ( $ 50)

Net Working Capital at 12/31/03E 4 3 - 3

Equity Reference Value Range $ 357 - $ 440

Equity Reference Value Range—$            per Share 5 $ 14.49 - $ 17.87

1 Enterprise Reference Value Range adjusted for debt of $50 MM and net working capital of $3 MM.

2 EBITDA and EBIT include cash distributions from general partner and limited partner interests in PAA.

3 See page 4—20.

4 Based on PLX estimates dated 1/5/04.

5 Based on 24.6 MM fully diluted shares outstanding.

PETRIE PARKMAN & Co.

4—15

Reference Value Analysis

Comparable Transaction Analysis

Transaction Parameters Summary

1

Transaction Parameters Summary

Purchase Total Investment /

Number of Price / LTM LTM

Deal Type Transactions Review Period LTM Net Inc. EBIT EBITDA 1

Midstream Corporate 15 1997—2004 YTD Mean 24.2x 16.4x 13.0x

Median 23.2x 15.5x 10.9x

Midstream Asset 43 2001—2004 YTD Mean - - 8.2x

Median - - 8.1x

General Partner 11 1996—2004 YTD Mean - - 16.9x

Median - - 10.5x

1 LTM EBITDA multiple for General Partner transactions based on annualized distributions.

PETRIE PARKMAN & Co.

4—16

Reference Value Analysis

Comparable Transaction Analysis
Midstream Corporate Transactions

Selected Corporate Midstream Transactions and Offers for Control

	Date Announced	Acquiror	Target	Purchase Price $MM	Purchase Price / LTM Net Inc.	Total Investment $MM	Total Investment / LTM EBIT	Total Investment / LTM EBITDA
1	09/20/01	Duke Energy Corp.	Westcoast Energy Inc.	$3,443	12.5x	$8,713	15.6x	10.5x
2	03/16/01	Enbridge Inc.	Midcoast Energy Resources Inc.	337	20.0x	583	14.7x	10.8x
3	01/15/00	El Paso Energy Corporation	Coastal Corporation	9,759	19.6x	15,377	15.4x	10.4x
4	07/08/99	KN Energy, Inc.	Kinder Morgan Energy, Inc.	521	20.3x	664	13.7x	13.4x
5	05/18/99	NiSource Inc.	Columbia Energy Group	5,623	23.2x	8,037	15.2x	11.4x
6	04/18/99	Columbia Energy Group	Consolidated Natural Gas	6,678	28.0x	9,016	18.1x	10.9x
7	03/15/99	El Paso Energy	Sonat Inc.	3,528	25.6x	5,451	16.3x	8.0x
8	02/22/99	Dominion Resources Inc.	Consolidated Natural Gas	6,354	26.6x	8,692	17.5x	10.5x
9	02/22/99	Sempra Energy Inc.	KN Energy Inc.	1,741	27.6x	5,974	17.1x	10.9x
10	08/02/98	CMS Energy Corp.	Continental Natural Gas	64	NM	155	NM	39.6x
11	03/02/98	El Paso Energy Corporation	Deeptech International Inc.	292	NM	388	NM	13.4x
12	01/26/98	TransCanada Pipelines Ltd.	Nova Corporation	7,090	14.3x	8,021	12.4x	8.2x
13	11/24/97	The Williams Cos.	Mapco Inc.	2,532	14.1x	3,350	14.9x	10.9x
14	10/22/97	Koch Industries	USX-Delhi	198	44.7x	762	26.0x	14.3x
15	09/23/97	Shell Oil Company	Tejas Gas Corporation	1,265	38.3x	2,132	N/A	12.1x
			Max	$9,759	44.7x	$15,377	26.0x	39.6x
			Mean	3,295	24.2x	5,154	16.4x	13.0x
			Median	2,532	23.2x	5,451	15.5x	10.9x
			Min	64	12.5x	155	12.4x	8.0x

Note:
Purchase Price = Purchase Price of Equity
Total Investment = Purchase Price + Long Term Debt + Preferred Stock + Minority Interest - Working Capital
N/A = Not available
NM = Not material

PLAINS RESOURCES
4 - 17
PETRIE PARKMAN & Co.

Reference Value Analysis

Comparable Transaction Analysis

Midstream Asset Transactions

Selected Midstream Asset Transactions

Total Total

Date Investment Investment /

Announced Acquiror Target $ MM LTM EBITDA

1 12/22/03 Enbridge Energy Partners, L.P. Mid-Continent Crude Pipeline and Storage (Shell Pipeline) $ 141 5.6x

2 12/16/03 Plains All American Pipeline, LP Interest in Capline / Capwood Pipeline Systems (Shell Pipeline) 158 8.3x

3 11/19/03 Enbridge Energy Partners, L.P. North Texas System (Cantera Resources) 247 8.0x

4 11/18/03 Markwest Energy Partners, LP American Central Western Oklahoma Gas Company 38 14.6x

5 11/07/03 Markwest Energy Partners, LP Michigan Crude Gathering Pipeline (Shell) 21 8.4x

6 09/10/03 Provident Energy Trust Redwater Canadian NGL Unit (Williams) 206 7.6x

7 05/13/03 Loews Corporation Texas Gas Transmission Pipeline (Williams) 1,045 7.1x

8 05/02/03 Cantera Resources CMS Field Services 165 4.7x

9 05/02/03 Crosstex Energy L.P. Midstream Assets (Duke) 66 6.0x

10 03/25/03 Markwest Energy Partners, LP Pinnacle Natural Gas 40 7.4x

11 03/20/03 Fort Chicago Partners/ Enbridge Energy Alliance Pipeline Ltd (Duke) 264 4.5x

12 12/22/02 Southern Union Co. & AIG Highstar Capital Panhandle Eastern Pipeline Company (CMS Energy) 1,828 8.6x

13 11/19/02 BC Gas Inc. / Inter Pipeline Fund Interest in Cold Lake Pipeline/Express Pipeline (EnCana) 1,011 11.4x

14 11/12/02 Sunoco Logostics Partners L.P. West Texas Gulf Pipeline Company 11 8.2x

15 11/08/02 Northern Border Partners, L.P. Viking Gas Transmission / Interest in Guardian (Xcel Energy) 152 6.8x

16 10/31/02 Sunoco Logostics Partners L.P. Petroleum Products Pipelines (Unocal) 54 10.0x

17 10/21/02 Kinder Morgan Inc. 50% Interest in TransColorado Pipeline ( Questar Corp.) 106 9.6x

18 10/16/02 ONEOK Inc. Gas Distribution Assets (Southern Union) 420 7.5x

19 10/11/02 Enbridge Inc. Alliance Pipeline Ltd 368 4.9x

20 10/03/02 National Fuel Gas Co. Empire State Pipeline (Duke Energy) 240 8.0x

21 10/03/02 Koch Industries Inc. Interest in Colonial Pipeline (BP) 295 4.4x

22 09/23/02 Enbridge Energy Partners, L.P. Enbridge Midcoast Energy Co. (Enbridge Energy Co.) 820 14.9x

23 09/16/02 AIG Highstar Capital, L.P. Central Pipeline (Williams Cos.) 555 7.3x

24 08/26/02 Williams Energy Partners L.P. Refined Petroleum Products Pipeline (Tesoro) 110 7.3x

25 08/01/02 Enterprise Products Partners L.P. Mapletree LLC and Oaktree LLC (Williams Cos.) 1,200 10.4x

26 07/29/02 MidAmerican Energy Holdings Northern Natural Pipeline Company (Dynegy) 1,878 7.2x

27 05/30/02 El Paso Energy Partners San Juan Assets (El Paso Corp.) 782 8.7x

28 05/28/02 TEPPCO Partners, L.P. Val Verde Gathering System (Burlington Resources) 444 8.5x

29 05/06/02 Plains All American Pipeline, LP W. TX Crude Pipeline Assets (Shell Pipeline Co.) 315 10.5x

30 04/11/02 Williams Energy Partners L.P. Williams Pipeline Company LLC 1,000 9.5x

31 03/27/02 MidAmerican Energy Holdings Kern River Gas Transmission Company (Williams Cos.) 956 5.9x

32 02/19/02 El Paso Energy Partners EPN Holding Co. (El Paso Corp.) 735 8.2x

33 01/31/02 Dynegy Inc. Northern Natural Pipeline Company (Enron) 2,473 9.5x

34 01/09/02 TEPPCO Partners, L.P. Chaparral Pipeline / Quanah Pipeline (Valero and Koch) 130 8.1x

35 12/17/01 Kinder Morgan Energy Partners, L.P. Tejas Gas, LLC 750 7.8x

36 11/27/01 Undisclosed South Texas, Gulf Coast Gathering Assets 32 8.2x

37 11/01/01 Pembina Pipeline Income Fund Alberta Oil Sands Pipeline Ltd. 141 11.3x

38 10/25/01 Enbridge Energy Partners, L.P. East Texas System (Koch Midstream Services) 231 8.2x

39 09/10/01 TEPPCO Partners, L.P. Jonah Gas Gathering Company 360 8.0x

40 07/18/01 Undisclosed Gulf of Mexico Gathering Assets 71 6.2x

41 05/07/01 Northern Border Partners, L.P. Midwestern Gas Transmission (El Paso) 100 8.8x

42 03/08/01 Lakehead Pipeline Partners, L.P. The North Dakota Pipeline System (Enbridge) 33 6.0x

43 03/01/01 Plains All American Pipeline, LP Canadian Pipeline Trucking, Terminals (Murphy Oil) 161 9.4x

Max $ 2,473 14.9x

Mean 469 8.2x

Median 240 8.1x

Note: Min 11 4.4x

Total Investment = Purchase Price + Long Term Debt + Preferred Stock + Minority Interest—Working Capital

PETRIE PARKMAN & Co.

4—18

Reference Value Analysis

Comparable Transaction Analysis

General Partner Transactions

Selected GP Transactions

	Date Announced	Acquiror	Target GP (Seller)	Total Investment $MM	Total Investment/ Annualized Distribution	GP Split Level
1	12/22/03	Investor Group	Natural Resource Partners GP (Arch Coal)	$4	9.5x	Lowest
2	12/15/03	El Paso Corporation	Gulfterra GP (Goldman)	125	14.9x	Highest
3	12/15/03	Enterprise Products Partners	Gulfterra GP (El Paso)	425	10.0x	Highest
4	10/03/03	Goldman Sachs	Gulfterra GP (El Paso)	88	10.5x	Highest
5	04/21/03	Madison Dearborn Partners & others	Magellan Midstream Partners GP (Williams)	65	12.4x	3 of 4
6	08/16/02	TransCanada Pipeline Limited	Northern Border Partners GP (Williams)	12	6.9x	3 of 4
7	06/08/01	Investor Group	Plains All American GP (Plains Resources)	41	47.8x	2 of 4
8	04/27/99	Suburban Propane Partners	Suburban Propane Partners GP (Millennium Chemicals)	6	6.6x	Lowest
9	04/20/99	Shell Oil Company	Enterprise GP (Enterprise)	4	8.1x	Lowest
10	10/20/97	Kinder Morgan	Santa Fe Pacific Pipelines GP (Santa Fe)	84	22.3x	Highest
11	03/25/96	Buckeye Management	Buckeye GP (American Financial Group)	63	37.3x	3 of 6
			Max	$425	47.8x	
			Mean	83	16.9x	
			Median	63	10.5x	
			Min	4	6.6x	

Note: Williams GP Total Investment based on announced purchase price of $510 MM for WMB's ownership in Williams Energy Partners plus accrued G&A minus the value of the common units and class B units at the market price the day before announcement and the value of the subordinated units at 85% of the market price the day before announcement.

PLAINS RESOURCES

4 - 19

PETRIE PARKMAN & Co.

Reference Value Analysis

Comparable Transaction Analysis

E&P Property Transactions

E&P Transaction Enterprise Reference

Measure Data Parameters Value Range ($MM)

Florida Properties $/BOE

Proved Reserves (MMBOE) 1 16 $ 2.00 - 2.50 $ 33 - $ 41

Hedging 2 ( $4) - ( $ 4)

Enterprise Reference Value Range for Florida Assets $ 29 - $ 37

1 Based on Netherland, Sewell & Associates, Inc. reserve report as of 12/31/02.

2 Based on the NPV of the Company’s estimated after-tax hedge position at 12/31/03 using discount rates of 10.0 – 12.5% and strip pricing (esc.) case.

PETRIE PARKMAN & Co.

4—20

Reference Value Analysis

Comparable Transaction Analysis

E&P Property Transactions

- Petrie Parkman reviewed publicly-available information relating to 12 announced oil and gas property transactions and proprietary information relating to 1 oil and gas property transaction between January 1998 and February 2004 in California and the Gulf Coast region to determine the transaction parameters relevant for an analysis of PLX.

- The number of transactions reviewed and the range of purchase price of reserves per unit of equivalent proved reserves (6:1 Mcf to Bbl basis) are as follows:

1998 - 2004 YTD Selected Transactions

				Proved Reserves (MMBOE)	Percent Oil (%)	Purchase Price ($MM)	Purchase Price to: Reserves ($/BOE)	Purchase Price to: Reserves ($/Mcfe)		
	Date	Buyer	Seller						Region	State(s)
1	7/9/02	Rising Star Energy LLC	Seitel, Inc.	9	32%	$40	$4.38	$0.73	West Coast	CA
2	9/4/01	Undisclosed	Coho Energy, Inc.	30	98%	80	2.66	$0.44	Gulf Coast	MS
3	1/1/01	Patina Oil & Gas Corp.	Elysium Energy Partners	13	90%	48	3.57	$0.60	West Coast	CA
4	10/17/00	Undisclosed	Bellweather Exploration	3	N/A	22	7.33	$1.22	Gulf Coast	AL
5	6/6/00	Tartan Energy	Albatross Oil and Gas Company	1	100%	7	5.15	$0.86	West Coast	CA
6	11/18/99	Undisclosed	Undisclosed	88	N/A	107	1.22	$0.20	West Coast	CA
7	8/16/99	Denbury Resources	Undisclosed	6	100%	13	2.21	$0.37	Gulf Coast	MS
8	6/29/99	Nuevo Energy Corp.	Texaco Inc.	34	100%	61	1.81	$0.30	West Coast	CA
9	4/1/99	Plains Resources Inc.	Aera Energy LLC	7	100%	8	1.10	$0.18	West Coast	CA
10	1/11/99	Naftex Operating Co.	Chevron Corp.	5	N/A	13	2.52	$0.42	West Coast	CA
11	12/23/98	Berry Petroleum Co.	Aera Energy LLC	13	100%	35	2.69	$0.45	West Coast	CA
12	8/3/98	Berry Petroleum Co.	Occidental Petroleum	1	100%	3	2.38	$0.40	West Coast	CA
13	2/5/98	Occidental Petroleum Corp.	U.S. Government	1,000	N/A	3,650	3.65	$0.61	West Coast	CA
			Max	*1,000*	*100%*	*$3,650*	*$7.33*	*$1.22*		
			Mean	*93*	*91%*	*314*	*3.13*	*$0.52*		
			Median	*9*	*100%*	*35*	*2.66*	*$0.44*		
			Min	*1*	*32%*	*3*	*1.10*	*$0.18*		

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PETRIE PARKMAN & Co.

Reference Value Analysis

Premium Analysis

PLX Transaction Enterprise Reference

Measure Data Parameters Value Range ($MM)

Premium Analysis 1,2

1 day prior $ 13.44 15% - 25% $ 428 - $ 461

30 days prior $ 13.30 25% - 35% 456 - 489

60 days prior $ 12.58 20% - 30% 419 - 450

Composite Enterprise Reference Value Range $ 425 - $ 475

Adjusted for:

Long-Term Debt at 12/31/03E 3 ( $ 50) - ( $ 50)

Net Working Capital at 12/31/03E 3 3 - 3

Equity Reference Value Range ($ MM) $ 378 - $ 428

Equity Reference Value Range—$            per Share 4 $ 15.35 - $ 17.38

1 Enterprise Reference Value Range adjusted for debt of $50 MM and net working capital of $3 MM.

2 PLX stock prices based on unaffected share price prior to Vulcan offer after market close on 11/20/03.

3 Based on PLX estimates dated 1/5/04.

4 Based on 24.6 MM fully diluted shares outstanding.

PETRIE PARKMAN & Co.

4—22

Reference Value Analysis

Premium Analysis

Midstream Corporate Transactions

Selected Corporate Midstream Transactions and Offers for Control

	Date Announced	Acquiror	Target	Stock Premium Day(s) Prior 1	30	60
1	09/20/01	Duke Energy Corp.	Westcoast Energy Inc.	15.5%	17.3%	19.9%
2	03/16/01	Enbridge Inc.	Midcoast Energy Resources Inc.	7.1%	19.5%	22.0%
3	01/15/00	El Paso Energy Corporation	Coastal Corporation	26.8%	30.0%	13.8%
4	07/08/99	KN Energy, Inc.	Kinder Morgan Energy, Inc.	N/A	N/A	N/A
5	05/18/99	NiSource Inc.	Columbia Energy Group	22.0%	35.3%	34.5%
6	04/18/99	Columbia Energy Group	Consolidated Natural Gas	33.5%	31.9%	33.5%
7	03/15/99	El Paso Energy	Sonat Inc.	18.2%	27.9%	25.1%
8	02/22/99	Dominion Resources Inc.	Consolidated Natural Gas	18.4%	29.6%	24.2%
9	02/22/99	Sempra Energy Inc.	KN Energy Inc.	16.3%	9.9%	-2.7%
10	08/02/98	CMS Energy Corp.	Continental Natural Gas	10.3%	44.8%	55.9%
11	03/02/98	El Paso Energy Corporation	Deeptech International Inc.	8.7%	2.8%	21.7%
12	01/26/98	TransCanada Pipelines Ltd.	Nova Corporation	6.0%	15.2%	15.9%
13	11/24/97	The Williams Cos.	Mapco Inc.	21.1%	39.3%	34.3%
14	10/22/97	Koch Industries	USX-Delhi	27.0%	47.7%	67.6%
15	09/23/97	Shell Oil Company	Tejas Gas Corporation	23.0%	33.8%	38.7%
			Max	33.5%	47.7%	67.6%
			Mean	18.1%	27.5%	28.9%
			Median	18.3%	29.8%	24.7%
			Min	6.0%	2.8%	-2.7%

PLAINS RESOURCES
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PETRIE PARKMAN & Co.

Reference Value Analysis

Capital Market Comparison

Measure	PLX Data ($MM)	Transaction Parameters	Enterprise Reference Value Range ($MM)
Midstream Assets			
Market Value / LTM 9/30/03 Net Income [1]	$7	15.0 - 20.0x	$167 - $204
Market Value / 2003E Net Income [1,2]	$4	13.0 - 18.0x	101 - 119
Market Value / 2004E Net Income [1,2]	$12	15.0 - 20.0x	233 - 293
Enterprise Value / LTM 9/30/03 OCF [3]	$32	10.0 - 12.0x	316 - 380
Enterprise Value / LTM 9/30/03 EBIT [3]	$30	12.0 - 16.0x	358 - 478
Enterprise Value / LTM 9/30/03 EBITDA [3]	$30	11.0 - 14.0x	328 - 418
Enterprise Value / 2003E EBITDA [2,3]	$30	10.0 - 12.0x	301 - 361
Enterprise Value / 2004E EBITDA [2,3]	$32	8.5 - 11.0x	275 - 356
Composite Midstream Assets Enterprise Reference Value Range			**$350 - $425**
Florida Properties [4]			37 - 41
Composite Enterprise Reference Value Range			**$387 - $466**
Adjusted for:			
Debt at 9/30/03			($55) - ($55)
Net Working Capital at 9/30/03			(0) - (0)
Equity Reference Value Range			**$331 - $411**
Equity Reference Value Range - $ per Share [5]			**$13.46 - $16.70**

1 Enterprise Reference Value Range adjusted for debt of $55 MM and net working capital of ($0) MM.
2 2003E Net Income and EBITDA based on PLX estimates dated 1/5/04; 2004E Net Income and EBITDA based on PLX 2004 Operational Plan Growth Case.
3 OCF, EBITDA and EBIT include cash distributions from general partner and limited partner interests in PAA.
4 Based on discounted cash flow analysis of Florida properties using Strip Pricing (esc.) Case. See page 4 - 27.
5 Based on 24.6 MM fully diluted shares outstanding.

PLAINS RESOURCES
4 - 24
PETRIE PARKMAN & Co.

Reference Value Analysis

Capital Market Comparison

Midstream Companies

Selected Midstream Companies

A	B	C	D	E	F	G	H	I	J	K	L	M	N
					MARKET VALUE TO:				ENTERPRISE VALUE TO:				
			% of		Net Income				OCF	EBIT	EBITDA		
	Current Price	Yield	52 Week High	Market Value	LTM	03E	04E	Ent. Value	LTM	LTM	LTM	03E	04E
	$/Unit			$MM	x	x	x	$MM	x	x	x	x	x
CROSSTEX ENERGY INC.	$31.60	3.8%	93%	$369	N/M	N/M	58.5x	$503	13.0x	34.4x	17.3x	13.5x	11.2x
DYNEGY INC.	$4.30	0.0%	79%	$1,621	N/M	N/M	N/M	$7,549	9.3x	N/M	21.8x	5.9x	7.4x
EL PASO ENERGY CORP.	$8.57	1.9%	87%	$5,137	N/M	N/M	26.0x	$26,473	5.8x	N/M	14.1x	8.2x	8.3x
KANEB SERVICES LLC	$31.69	5.6%	93%	$365	12.7x	N/A	N/A	$1,392	6.8x	11.2x	7.9x	N/A	N/A
KINDER MORGAN, INC.	$60.29	2.7%	96%	$7,430	20.1x	18.1x	16.2x	$11,801	13.0x	16.4x	14.1x	12.0x	11.0x
MARKWEST HYDROCARBON	$10.86	0.0%	83%	$102	N/M	N/M	N/M	$234	12.0x	N/M	N/M	N/A	N/A
ONEOK	$22.42	3.2%	96%	$1,822	10.9x	10.7x	11.0x	$3,677	6.5x	8.9x	6.5x	6.0x	6.1x
QUESTAR CORP	$35.81	2.3%	97%	$2,974	14.1x	15.6x	14.9x	$4,049	7.3x	11.2x	7.3x	7.4x	6.9x
TRANSCANADA	$20.67	4.0%	94%	$9,973	18.2x	16.2x	16.3x	$18,707	8.0x	11.2x	8.0x	7.6x	7.7x
WESTERN GAS RES	$48.20	0.4%	96%	$1,602	21.4x	19.4x	19.4x	$1,906	5.9x	9.0x	6.6x	7.7x	7.4x
WILLIAMS COMPANIES	$10.14	0.4%	88%	$5,254	27.2x	N/M	23.6x	$13,369	4.5x	8.5x	5.6x	7.0x	7.3x
	Max	5.6%	97%	$9,973	27.2x	19.4x	58.5x	$26,473	13.0x	34.4x	21.8x	13.5x	11.2x
	Mean	2.2%	91%	$3,332	17.8x	16.0x	23.2x	$8,151	8.4x	13.9x	10.9x	8.4x	8.1x
	Median	2.3%	93%	$1,822	18.2x	16.2x	17.9x	$4,049	7.3x	11.2x	8.0x	7.6x	7.4x
	Min	0.0%	79%	$102	10.9x	10.7x	11.0x	$234	4.5x	8.5x	5.6x	5.9x	6.1x

Note: Market data as of 2/13/04. 2003E and 2004E Net Income based on First Call consensus estimates. 2003E and 2004E EBITDA based on research analyst projections.

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PETRIE PARKMAN & Co.

Reference Value Analysis

Florida Properties Reserve Summary as of 12/31/021

Oil/Liquids PV10 OpEx Lifting Cost CapEx F&DC

MMBbls MM MM $ /Bbl MM $ /Bbl

Proved Reserves

Proved Developed Producing 10.7 $ 46.7 $ 108.4 $ 10.14 $ 24.0 $ 2.25

Proved Developed Non-Producing 3.8 26.9 10.7 2.81 2.7 0.70

Proved Undeveloped 1.8 14.3 3.0 1.66 4.3 2.37

Total Proved Reserves 16.3 $ 87.9 $ 122.1 $ 7.48 $ 31.0 $ 1.90

Probable Reserves 1.6 8.9 2.3 1.45 6.0 3.76

Possible Reserves 1.1 9.5 0.0 0.00 0.0 0.00

Total Reserves 19.0 $ 106.3 $ 124.4 $ 6.53 $ 37.0 $ 1.94

Proved Reserves by Volume

By Category

PUD 11%

PDP 66%

PDNP 23%

Proved Reserves by PV10

By Category

PUD 16%

PDP 53%

PDNP 31%

1 Based on Netherland, Sewell & Associates, Inc. reserve report as of 12/31/02. Petrie Parkman assumed reserve report production for 2002 was replaced during 2003.

PETRIE PARKMAN & Co.

4—26

Reference Value Analysis

Discounted Cash Flow Analysis as of 12/31/03[1]

Florida Properties

	Reference Value Ranges - Non Stepped-Up Analysis ($MM)														
Category	Pricing Case I			Pricing Case II			Pricing Case III			Strip Pricing (Esc.)			Strip Pricing (Flat)		
Proved Reserves															
Proved Developed Producing [2]	$15.9	-	$16.8	$22.7	-	$24.5	$29.4	-	$32.1	$29.5	-	$31.4	$25.0	-	$25.6
Proved Developed Non-Producing [3]	9.8	-	11.4	11.2	-	13.0	12.7	-	14.7	11.4	-	13.2	10.2	-	11.7
Proved Undeveloped [4]	4.0	-	4.8	4.8	-	5.7	5.5	-	6.5	4.8	-	5.7	4.5	-	5.3
Total Proved Reserves	**$29.7**	-	**$33.0**	**$38.6**	-	**$43.2**	**$47.6**	-	**$53.4**	**$45.6**	-	**$50.3**	**$39.8**	-	**$42.6**
Probable [5]	0.6	-	0.8	0.6	-	1.0	0.7	-	1.1	0.7	-	1.0	0.6	-	0.9
Possible [6]	0.6	-	1.0	0.7	-	1.1	0.8	-	1.2	0.7	-	1.1	0.7	-	1.0
Total Reserves	**$30.9**	-	**$34.8**	**$40.0**	-	**$45.2**	**$49.1**	-	**$55.6**	**$47.0**	-	**$52.3**	**$41.1**	-	**$44.6**
Hedging [7]	1.5	-	1.5	0.1	-	0.1	(1.2)	-	(1.3)	(3.7)	-	(3.8)	(3.7)	-	(3.8)
G&A [8]	(6.8)	-	(7.4)	(6.8)	-	(7.4)	(6.8)	-	(7.4)	(6.8)	-	(7.4)	(6.8)	-	(7.4)
Florida Properties Reference Value Range	**$25.7**	-	**$29.0**	**$33.4**	-	**$38.0**	**$41.1**	-	**$47.0**	**$36.6**	-	**$41.2**	**$30.6**	-	**$33.4**

[1] In its analysis, Petrie Parkman assumed PLX replaced production in 2003.
[2] Based on the NPV of after-tax cash flows using discount rates of 10.0 – 12.5%.
[3] Based on the NPV of after-tax cash flows using discount rates of 12.5 – 15.0%.
[4] Based on the NPV of after-tax cash flows using discount rates of 17.5 – 20.0%.
[5] Based on the NPV of after-tax cash flows using discount rates of 30.0 – 40.0%.
[6] Based on the NPV of after-tax cash flows using discount rates of 40.0 – 50.0%.
[7] Based on the NPV of the Company's estimated after-tax hedge position at 12/31/03 using discount rates of 10.0 – 12.5%.
[8] See page 4 - 28.

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PETRIE PARKMAN & Co.

Reference Value Analysis

Discounted Cash Flow Assumptions

Florida Properties

Petrie Parkman calculated after-tax net cash flows for the reserves using the following assumptions and procedures:

Reserves/Production Profile

Production profiles for proved reserves were based on the Netherland, Sewell & Associates, Inc. reserve report as of 12/31/02. Petrie Parkman assumed reserve report production for 2002 was replaced during 2003.

Currency

All $            figures represent United States dollars.

Product Pricing

Petrie Parkman utilizes five pricing scenarios for West Texas Intermediate (“WTI”) equivalent oil. WTI forecasts are based on current NYMEX WTI spot prices and escalators. Adjustments were made to the forecasts above to account for quality and for transportation differentials consistent with PLX’s historical realized differentials.

Operating Capital Costs

Operating and capital costs are based on the reserve report and escalated at 3%.

Income Tax Rate

U.S. combined statutory federal and state rate = 39%.

General & Administrative Expense

Petrie Parkman projected G&A expense for PLX’s Florida properties for a 10-year period based on 2004 estimates and Netherland Sewell’s projection of PDP reserves. The application of after-tax discount rates of 10.0%—12.5% to the projected after-tax G&A burden yielded a range as shown below.

General & Administrative: ($6.8) MM - ($7.4) MM

PETRIE PARKMAN & Co.

4—28

DCF Analysis Sensitivities

Approximate DCF Analysis sensitivity to various parameters, all else being equal:

Approx. Impact per PLX

Sensitivity

Share

Change of 1% in PAA organic growth rate +/- $ 1.00

Change of 1.0x in PAA acquisition multiple +/- $1.00 – 3.00

Change of 100 bps in PAA cost of equity ( $150 MM annual acq.) +/- $ 0.45

Change of 100 bps in PAA cost of debt ($150 MM annual acq.) +/- $ 1.00

Change of $100 MM per yr. in PAA acquisitions +/- $3.00 – 5.00

Change of $1.00/Bbl in oil prices (PLX E&P only) +/- $ 0.15

PETRIE PARKMAN & Co.

4—29

DCF Analysis Sensitivities

PLX Discounted Cash Flow Analysis—Sensitivities

Growth Sensitivity

Assumptions:

Discount Rate 10.0% 10.0%

Terminal EBITDA Multiple 8.0x 8.0x

Acquisition Multiple of EBITDA 7.5x 7.5x

% Debt Financing 50.0% 50.0%

PAA Average Cost of Debt 6.0% 6.0%

Equity Reference Value Range ($/Sh.)

Organic Growth Rate $

$ 16.24 -1.0% 0.0% 1.0% 2.0% 3.0%

$0 $ 7.38 $ 8.55 $ 9.43 $ 10.37 $ 11.54

$ 100 $ 10.93 $ 12.21 $ 13.23 $ 14.34 $ 15.52

Yearly Acquisitions $ 200 $ 15.07 $ 16.34 $ 17.42 $ 18.52 $ 19.69

$ 300 $ 19.58 $ 20.91 $ 21.91 $ 22.99 $ 24.14

Acquisition Sensitivity 2

Assumptions:

Discount Rate 10.0% 10.0%

Terminal EBITDA Multiple 8.0x 8.0x

Organic Growth Rate 2.0% 2.0%

Yearly Acquisitions $150 $150

% Debt Financing 50.0% 50.0%

PAA Equity Yield 6.9% 7.0%

Equity Reference Value Range ($/Sh.)

PAA Average Cost of Debt

$ 16.24 9.0% 8.0% 7.0% 6.0% 5.0%

10.0x $ 10.69 $ 11.66 $ 12.64 $ 13.59 $ 14.57

Acquisition

Multiple 9.0x $ 11.55 $ 12.55 $ 13.50 $ 14.52 $ 15.45

8.0x $ 12.68 $ 13.67 $ 14.64 $ 15.63 $ 16.56

7.0x $ 14.09 $ 15.06 $ 16.05 $ 17.06 $ 18.10

6.0x $ 16.00 $ 17.00 $ 18.02 $ 18.95 $ 20.02

Acquisition Sensitivity

Assumptions:

Discount Rate 10.0% 10.0%

Terminal EBITDA Multiple 8.0x 8.0x

Organic Growth Rate 2.0% 2.0%

% Debt Financing 50.0% 50.0%

PAA Average Cost of Debt 6.0% 6.0%

Equity Reference Value Range ($/Sh.)

Acquisition Multiple

$ 16.24 10.0x 9.0x 8.0x 7.0x 6.0x

$0 $ 10.37 $ 10.37 $ 10.37 $ 10.37 $ 10.37

$100 $ 12.56 $ 13.15 $ 13.89 $ 14.84 $ 16.12

Yearly Acquisitions $200 $ 14.79 $ 16.03 $ 17.61 $ 19.56 $ 22.29

$300 $ 17.24 $ 19.18 $ 21.58 $ 24.60 $ 28.78

Cost of Capital Sensitivity

Assumptions:

Discount Rate 10.0% 10.0%

Terminal EBITDA Multiple 8.0x 8.0x

Organic Growth Rate 2.0% 2.0%

Yearly Acquisitions $150 $150

Acquisition Multiple of EBITDA 7.5x 7.5x

% Debt Financing 50.0% 50.0%

Equity Reference Value Range ($/Sh.)

PAA Average Cost of Debt

$ 16.24 9.0% 8.0% 7.0% 6.0% 5.0%

8.9% $ 12.40 $ 13.40 $ 14.38 $ 15.38 $ 16.32

Equity

7.9% $ 12.85 $ 13.86 $ 14.84 $ 15.84 $ 16.77

Yield 6.9% $ 13.35 $ 14.32 $ 15.30 $ 16.30 $ 17.33

$ 13.82 $ 14.78 $ 15.76 $ 16.76 $ 17.79

PAA 5.9%

4.9% $ 14.30 $ 15.25 $ 16.23 $ 17.23 $ 18.26

PETRIE PARKMAN & Co.

4—30

DCF Analysis Sensitivities

PLX Discounted Cash Flow Analysis—Sensitivities

Growth Sensitivity

Assumptions:

Discount Rate 10.0% 10.0%

Terminal EBITDA Multiple 8.0x 8.0x

Acquisition Multiple of EBITDA 8.5x 7.5x

% Debt Financing 50.0% 50.0%

PAA Average Cost of Debt 7.0% 6.0%

Equity Reference Value Range ($/Sh.)

Organic Growth Rate

$ 16.30 -1.0% 0.0% 1.0% 2.0% 3.0%

$0 $ 6.95 $ 8.07 $ 8.94 $ 9.95 $ 11.07

$ 100 $ 9.54 $ 10.63 $ 11.58 $ 12.66 $ 13.83

Yearly Acquisitions $ 200 $ 12.14 $ 13.46 $ 14.50 $ 15.61 $ 16.82

$ 300 $ 15.30 $ 16.68 $ 17.68 $ 18.82 $ 19.95

Acquisition Sensitivity 2

Assumptions:

Discount Rate 10.0% 10

Terminal EBITDA Multiple 8.0x

Organic Growth Rate 2.0% 2

Yearly Acquisitions $150 $

% Debt Financing 50.0% 50

PAA Equity Yield 6.9% 6

Equity Reference Value Range ($/Sh.)

PAA Average Cost of Debt $

$ 16.30 9.0% 8.0% 7.0% 6.0% 5.0%

10.0x $ 10.69 $ 11.66 $ 12.64 $ 13.59 $ 14.57

Acquisition

Multiple 9.0x $ 11.55 $ 12.55 $ 13.50 $ 14.52 $ 15.45

8.0x $ 12.68 $ 13.67 $ 14.64 $ 15.63 $ 16.56

7.0x $ 14.09 $ 15.06 $ 16.05 $ 17.06 $ 18.10

6.0x $ 16.00 $ 17.00 $ 18.02 $ 18.95 $ 20.02

Acquisition Sensitivity

Assumptions:

Discount Rate 10.0%

Terminal EBITDA Multiple 8.0x

Organic Growth Rate 2.0%

% Debt Financing 50.0%

PAA Average Cost of Debt 7.0%

Equity Reference Value Range ($/Sh.)

Acquisition Multiple

$ 16.30 10.0x 9.0x 8.0x 7.0x 6.0x

$0 $ 9.95 $ 9.95 $ 9.95 $ 9.95 $ 9.95

$100 $ 11.74 $ 12.32 $ 13.05 $ 13.99 $ 15.33

Yearly Acquisitions $200 $ 13.66 $ 14.91 $ 16.46 $ 18.47 $ 21.07

$300 $ 15.69 $ 17.65 $ 20.04 $ 23.19 $ 27.22

Cost of Capital Sensitivity

Assumptions:

Discount Rate 10.0% 10.0%

Terminal EBITDA Multiple 8.0x 8.0x

Organic Growth Rate 2.0% 2.0%

Yearly Acquisitions $150 $150

Acquisition Muliple of EBITDA 8.5x 7.5x

% Debt Financing 50.0% 50.0%

Equity Reference Value Range ($/Sh.)

PAA Average Cost of Debt

$ 16.30 9.0% 8.0% 7.0% 6.0% 5.0%

8.9% $ 11.13 $ 12.12 $ 13.11 $ 14.14 $ 15.08

Equity

7.9% $ 11.61 $ 12.60 $ 13.61 $ 14.59 $ 15.52

Yield 6.9% $ 12.09 $ 13.05 $ 14.06 $ 15.04 $ 15.97

$ 12.54 $ 13.51 $ 14.52 $ 15.50 $ 16.43

PAA 5.9%

4.9% $ 13.04 $ 14.03 $ 14.99 $ 15.97 $ 16.89

PETRIE PARKMAN & Co.

4—31

Standard Definitions

Standard Definitions1

** Income Statement **

Revenues Operating revenues from major lines of business

Operating Income Revenues - operating expenses + exploration expense (to normalize for accounting

methods)

Non-Operating Items All recurring but non-operating items (e.g. interest income)

Net Income Reported net income (adjusted to exclude effect of all non-recurring items)

- preferred dividends—minority interest

Interest Expense Interest charges and capitalized lease obligations net of capitalized interest and not net of interest income where possible

Adjusted Net Income Earnings to common + tax-effected impairments – tax-effected gains (losses) – tax-

effected other non-recurring revenue (expenses)

Discretionary Cash Flow Earnings to common + DD&A Expense – income from discounted operations + deferred taxes – capitalized interest +impairments + exploration expense – gains (losses) – other non-recurring items

EBITDA Earnings before interest, taxes, DD&A

Operating Cash Flow EBITDA + G&A Expense

1 All items should be adjusted to exclude effects of non-recurring items.

PETRIE PARKMAN & Co.

Standard Definitions

Standard Definitions1

(cont’d)

** Balance Sheet **

Market Value Market value of common equity

Long-Term Debt All long-term debt, capitalized lease obligations, and production payments at book value

Working Capital Current assets – current liabilities

Preferred Stock All preferred stocks at (in order of preference subject to availability) (i) Market value, (ii)

liquidation value, or (iii) book value

Enterprise Value Market Value + Long-Term Debt + Minority Interest + Preferred Stock – Working Capital

Proved Reserves All reserves including proportionate share of affiliates and equity investments

SEC Value Standardized measure of future net cash flows

1 All items should be adjusted to exclude effects of non-recurring items.

PETRIE PARKMAN & Co.